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                                                                 Exhibit 99(b)


Earnings Release  Conference Call  Presentation on November 7, 2002 by Michael
D. Eisner, Chairman and Chief Executive Officer; Robert A. Iger, President, and Thomas O. Staggs, Senior Executive Vice President and Chief Financial Officer of The Walt Disney Company

MICHAEL D. EISNER

Good afternoon. Today's earnings release marks the end of our fiscal year, a year that was a difficult one on many fronts, but also one from which we emerge stronger and better positioned than we were before it began. We are also releasing our results at a time when we're seeing a number of strong, positive trends.

At our Studios, we are enjoying consistent creative success. From the traditional animation of "Lilo & Stitch" to the high-profile suspense of "Signs" to the modestly budgeted comedy of "Sweet Home Alabama" to last weekend's number-one opening of our holiday franchise, "Santa Clause 2," we are making financially sensible films that connect with audiences.

At our theme parks, we are beginning to reap the benefits of the capital we have invested in our infrastructure an infrastructure that is now completely in a class of its own. The additions of Tokyo DisneySea, Walt Disney Studios Park at Disneyland Paris and Disney's California Adventure are transforming these assets into multi-day destination resorts.

We saw instant success with Tokyo DisneySea and are generating strong attendance gains at our new Paris park, and the Disneyland Resort has recently seen local attendance increases thanks in part to the opening of a new fun zone for kids called A Bug's Land at California Adventure. As tourism bounces back, we expect that these new parks will help drive higher levels of attendance and profitability and increasing capital returns.

Looking ahead, we should see some more of our investments drive results with the opening of the Mission: Space pavilion at Epcot in 2003, the addition of the Twilight Zone Tower of Terror at California Adventure in 15 months and, further down the road, the opening of Hong Kong Disneyland, for which we'll be breaking ground in January.

In Media Networks, as Bob will discuss in detail, we have established a new model for managing our television assets that will give ABC a significant advantage in this era of ever-expanding consumer choice.

At the same time, we continue to position ourselves to take advantage of our company's greatest competitive advantage in the marketplace namely, our strong and differentiated brands, including the Disney brand and ESPN. While it is true that over the last period of time we have been disappointed in terms of earnings and stock price, they have also comprised a period of investment in building and extending these key brands.

All of the investments in Disney and ESPN have effectively reinforced their uniqueness and relevance. In doing so, they have created a protective moat around our assets. In the case of the Disneyland Resort and Walt Disney World, the moat is literal as well as figurative, but in every case, our branded assets are safer and more secure so they can thrive in the years to come.

Unfortunately, much of this investment has come on line during a recession and the post-9/11 drop in tourism, which exacerbates the impact this new capital has on our current returns. Our level of capital expenditures has now dropped significantly and, in time, the economy is certainly going to improve.


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Thus, there is good reason to anticipate strong fundamental growth at our company. Capitalizing on our investment in the company's brands was a central focus of the action plan that was unanimously adopted by the Disney Board of Directors at the end of the fourth quarter. The plan focuses on accelerated growth and long-term success based largely on the enduring uniqueness and appeal of Disney and ESPN. The action plan features a fundamental shift in emphasis from the substantial capital investment of the past five years to the marketing of that investment in the years ahead.

Of course, we have important businesses outside of the Disney and ESPN brands, such as Touchstone, Miramax and the ABC network, which are also vital to the company. The network has been and will continue to be a valuable source of synergy and promotion for our other branded businesses, but it represents also one of our greatest earnings opportunities, since a ratings and ad market rebound could result in a swing of hundreds of millions of dollars to our bottom line.

And so today we are here to report on a difficult year, but more importantly to let you know that we expect stronger results going forward, including net income growth for the full fiscal year of well over 20% in fiscal 2003.

Here's Bob Iger to tell you more.

ROBERT A. IGER

Thank you, Michael. Disney is better positioned for growth and improving returns now than at any time in the recent past. This fact is especially evidenced at our Studios, where we are seeing both improved creative results and financial returns under Dick Cook's leadership. Between 2000 and 2002, operating income at the Studios quadrupled, driven by our commitment to make profitability and return on capital key factors in the management of our businesses.

Controlling our investment in both live action and animated films remains a priority. Presently, our investment level in live-action production is roughly $500 million lower than our 1998 peak.

In our animation division we have reduced costs by adopting new digital production techniques that greatly streamline the production process. Since "Tarzan"`s release in 1998, the direct cost of production for Disney animated films has been cut in half, even taking into account "Treasure Planet," which is admittedly an expensive project since it was green lit under the old cost structure.

Our animated sequel business also has contributed to improving results at the Studios, as we continue to build franchises for the company with modest investment. To date, we have produced thirteen animated sequels at a combined direct production cost of less than $200 million. We expect these films to generate more than $1 billion in profit over their lifetime.

This sequel business is just one example of the unparalleled strength and leverageability of our film library. In 2003, we'll add to this collection with the theatrical releases of "Jungle Book II" and "Piglet's Big Movie" and with the home video sequels to "Dumbo," "Lilo & Stitch" and "101 Dalmatians."

We have also been addressing performance issues at Consumer Products, and here too we're seeing benefits from the changes we've made. Under the leadership of Andy Mooney, we've restructured merchandise licensing to best leverage the Disney brand and characters for both ourselves and our licensing and retail partners. We are beginning to see traction in this business as a result, particularly in the home furnishing and food categories.

Our Disney Store operation has also turned a corner and is delivering solid performance. We attribute much of this success to a strategy designed to offer more targeted product focused on plush and our "Disney Princess" category,

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spearheaded by the President of Disney Stores, Peter Whitford.

The Disney Princess line is a great example of how we can build our consumer products business and continue to grow the Disney brand. By using the Disney Stores to illustrate the potential of the Disney Princess product line, we now have major licensing arrangements with 89 companies. The Disney Princess category has increased from $140 million in worldwide retail sales in 2001 to an estimated $1.3 billion in 2003.

As is true in our animated sequels business, we are leveraging the strength of our Disney brand and the franchise potential of the Disney library to create new growth opportunities. We're optimistic about what we're seeing in Consumer Products and expect the positive momentum to continue into 2003.

At ABC, we entered the fall season with a clear strategy to recapture market share, and thus far, we have achieved ratings momentum by delivering solid improvement on Tuesday and Wednesday nights - a goal that we said was critical to rebuilding the schedule. The addition of three great new Tuesday night comedies, "8 Simple Rules," "Life with Bonnie" and "Less Than Perfect," plus returning series "According to Jim" have moved ABC from 4th place on Tuesdays last season to 1st place on a season-to-date basis.

On Wednesdays, ABC wins the 8:00 to 10:00 pm time period, due to the strength of our comedy block of "My Wife and Kids" and "George Lopez" that leads into "The Bachelor," now an important new franchise for ABC that is outperforming "West Wing" at 9:00 pm. With the exception of one comedy, ABC owns all of these series, which is critical to creating long-term growth and profitability for the company.

Lloyd Braun and Susan Lyne are aggressively developing for mid-season and have a strong slate to rejuvenate Thursday night, which we will announce in the coming weeks. For mid season, we're particularly excited about our late night show, Jimmy Kimmel, which we think is a strong entry into a time slot in which ABC has not had a comedy presence.

Beyond mid-season at ABC - which includes the two biggest events in television, the Super Bowl and the Academy Awards - we have the NBA finals and we have what we believe to be strong development for the summer and next fall.

Overall, ABC is in first or second place among young adults on six nights of the week, which has improved our competitive position in the first quarter ad market. Scatter pricing in the fiscal first quarter is up more than 25% over upfront CPMs and advertisers have retained 90% of the options they acquired in the upfront market for the second quarter. The lead-time for buying ad time has lengthened as available inventory has become scarce due to high sell-out levels. We're seeing similar pricing increases in the first quarter at our television stations and radio operations, with strength across all business categories.

Despite the strengthened current ad market and ratings momentum, ABC network's losses in 2003 will still be substantial, especially since we are absorbing extra rights and production costs for the Super Bowl. However, looking beyond 2003, we believe that our rebuilding efforts will drive the ABC Network into profitability.

As we continue our turnaround at ABC, the company is also working to capitalize on the strength of network television from a broader perspective by creating mutually reinforcing programming outlets. The programming match between our cable networks and the day parts of the ABC Television Network affords Disney a unique opportunity to amortize our programming costs and to expand awareness and viewership of our programming.

ABC's hugely successful Daytime dramas made it possible to launch and program SOAPnet. The reach and programming strength of our Disney branded cable networks

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- led by Anne Sweeney - drives new TV animation franchises, reinforced by ABC's
Saturday morning children's programming and our "Wonderful World of Disney" show. And ABC Sports is an important sales, promotional and programming partner to ESPN.

Similarly, we think ownership of both ABC Family and the ABC Network provides exciting possibilities for differentiating ABC Family and for building viewer awareness and sharing costs across both platforms. In the next few months, you'll begin to see some key changes unveiled at ABC Family. To continue building market share, Angela Shapiro has developed programming and marketing plans that target today's modern and often non-traditional family during the day, with a principal focus on adults 18 to 34 in primetime. ABC Family launched a primetime block of ABC's strong new comedies called "ABC plus" in October, and in January the network will premiere its new on-air campaign, schedule and original programming.

Michael mentioned the importance of ESPN to this company. George Bodenheimer and his team have established a market position that will serve our shareholders well over the long term. A year ago, we stated that ESPN would increase its ratings and we've met that goal. In the September quarter, ratings for males 18
- 34 were up 25% for total day versus last year, and up 36% in prime time. ESPN achieved comparable increases for total households.

We believe that our improved performance is sustainable due to our unrivaled programming assets that include the NFL, Major League Baseball, the NHL, the NBA, "SportsCenter" and the X Games, to name a few.

ESPN's ratings performance has led to strong NFL and college football advertising sales and we're encouraged by the strength we're just now seeing with NBA sales in the marketplace. This strength, coupled with the long-term agreements we have in place with the majority of cable operators, gives us confidence that ESPN is positioned to deliver exceptional growth for years to come.

Turning now to the Parks... Having invested heavily to build our asset base, our job now under the new leadership of Jay Rasulo, is to increase the utilization of these assets. We expect visitation to Disney theme parks to increase in response to our expanded asset offering, and we're working to intensify this demand through our Customer Relationship Management initiative, which allows us to target potential consumers and under-penetrated segments with direct offers and to develop more relevant new products for specific segments. We believe that over the next few years we will be able to play a significantly more active role in helping our guests plan their vacations, thereby driving increased length of stay and per capita spending.

In the theme park arena, the strength of our brand in the marketplace is significant and enduring. Our parks are the number one tourist destination on each continent in which we have a presence. In addition, our overseas parks represent important beachheads that also help further establish the Disney brand in key international markets.

Not everything impacting our results is within our control, but across our businesses, we are focused on improving current returns and our competitive position by managing as effectively and efficiently as possible. Given the progress we've made, we have every reason to believe that we are on the path to renewed growth in both profitability and cash flow.

With that, I'll turn the call over to Tom.


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THOMAS O. STAGGS

While 2002 presented a year of challenge for Disney, it was also a year in which we demonstrated our focus on free cash flow, continued to improve the efficiency of our operations, and increased the success of our creative product.

At our Studios, results for the quarter and for the year were driven largely by a strong home video slate and continued growth in DVD. In Q4, we shipped roughly 20 million units of "Monsters, Inc." in the United States alone and broke records for single-day and single-week consumer sales. DVD units accounted for 60% of "Monsters Inc." sales. Our strong home video results were also driven by the release of "The Rookie," "Peter Pan II" and "Tarzan & Jane," which, on a combined basis, sold almost 11 million units.

At our theme parks, the quarter played out a bit better than we had expected at the time of our last conference call. Although local attendance was relatively strong during the first three quarters of the year, it was somewhat softer in the fourth quarter, especially at Walt Disney World, reflecting continued aggressive discounting by the competition. However, we saw better-than-anticipated trends in our international visitation. Whereas in the June quarter international attendance was off by approximately 35%, last quarter international visits were off roughly 20%, with the greatest support coming from the U.K. All told for the year we saw attendance declines of 11% at Walt Disney World. Disneyland attendance for fiscal 2002 was slightly higher than the prior year, reflecting the fact that our California Adventure park was only open for about two-thirds of the year during 2001.

Theme park margins in the fourth quarter were also impacted by the increasing cost of employee benefits and, to a lesser extent, increased insurance premiums. We saw strength in merchandise and food and beverage per capita spending at our domestic parks, with these figures increasing by low-to-mid single digits for the quarter. Occupancies at our resort hotels were on par with last year.

As we've discussed all year, the Disney Cruise Line continues to deliver exceptional performance, boasting percentage occupancies in the high 90's, with load factors of roughly 150%. At the same time Disney Cruises continue to receive exceptional guest satisfaction ratings that are among the highest for any of our properties.

Despite this year's downturn, our theme parks segment was a significant contributor to overall free cash flow for the year. As Michael discussed, our investment requirements at the Parks have come down considerably. We've demonstrated that fact recently as our capital expenditures at the parks came in at roughly $700 million for fiscal 2002, and we expect fiscal 2003 to come in under $800 million as well.

Bob Iger talked about the positive momentum we're seeing at ABC. As you might have expected, results in Q4 were still impacted by ratings underdelivery, since the new season got underway only at the very tail end of the quarter. However, the advertising make-good requirements that affected the network last year have not carried over into the new season.

While overall operating margins for the broadcast segment declined, we saw dramatic improvement at both our TV stations and radio operations, buoyed by the strength of teh ad market. For the quarter, operating profit for our TV stations and radio operations increased by roughly 50%. It's also worth noting that our internet operations have reached the breakeven run-rate we previously projected.

In cable networks, an increase in subscriber revenue across all of our ESPN networks drove top-line growth for the quarter. Revenue gains, however, were offset by rights fees for the addition of two NFL games to ESPN's September's line-up versus the prior year.


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At our other cable business, both Disney Channel and SOAPnet continued to see improving results, and at ABC Family ratings continue to build. Since the acquisition, ABC Family ratings have grown by 33% with adults 18-34. While this ratings growth bodes well for the future, the channel continues to face the pressure that many general entertainment networks are feeling with respect to ad spending, and thus results were off for both the quarter and the year.

In Consumer Products, our operating income for this year came in very close to that of the prior year. Our results reflected an industry-wide decline in PC game sales and some softness in licensing. However, during Q4 we saw firming in our licensing business, reflecting in part the success of our new product lines. The Disney Stores contributed positively to performance, helped by strong comparative store sales throughout the year and the closure of underperforming stores, which has allowed us to improve our cost base.

Turning to the balance sheet, at the end of the fiscal year our net debt stood at $12.9 billion and we expect to see that figure decline somewhat further during fiscal 2003. Our capital expenditures for the year totaled just over $1 billion. Our focus on capital enabled us to deliver after-tax free cash flow for the year of approximately $1.2 billion, nearly as much as we generated in 2001, despite this year's tough environment.

Looking ahead, although the environment is still uncertain, we expect to build momentum throughout the course of 2003 and to deliver earnings for the full year that are 20-30% above the 55 cents per share we posted in 2002. We also expect to deliver a similarly strong earnings growth rate for 2004.

With regard to current business trends, even though ratings momentum is positive at ABC, we've said in the past that the fruits of our labor there will likely not be seen on the bottom line until the future. At our cable businesses, in the first two quarters of fiscal year 2003 we'll see the impact of higher sports programming costs - most notably Major League Baseball and the NBA, but expect to see considerable growth in earnings from cable thereafter.

We also expect to see overall growth in 2003 from our licensing business and continued momentum from the Disney Stores, despite the fact that in the near term we will be impacted somewhat by the longshoremen's strike here on the west coast.

With regard to Theme Parks, consumers continue planning vacations with shorter than normal lead times, making it difficult to predict results for the upcoming holiday season and the ultimate timing and pace of the upturn in this business. However, we are extremely well positioned in this segment and we expect to deliver strong free cash flow in 2003 and even greater amounts in the years ahead.

At the studio, key swing factors for the year will be the results we see in our major new releases, where we are looking to build on our recent creative successes with key titles such as "Treasure Planet" and the Miramax release "Chicago," as well as "Pirates of the Caribbean" and the Disney/Pixar film "Finding Nemo," both of which are coming out next summer.

What remains certain is that the challenging environment has done nothing to diminish the strength of Disney's unrivaled brands, characters and entertainment franchises, or our ability and commitment to deliver strong earnings and increasing returns on capital and cash flow to our shareholders for years to come.

With that, I'll turn the call back over to Michael.

MICHAEL D. EISNER


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I came to Disney at a time when the market did not appreciate the true potential of this company. I believe we are at a similar point in time when, amid all of the bearish sentiment in the market, some investors are not seeing the inherent potential in Disney's extraordinary strength and depth.

To help further strengthen our company and its long-term outlook, we have devoted a great deal of energy this year to instituting new practices in corporate governance. Over time, you will see the size of the Board and its committees come down, with a greater representation of truly independent directors. This is being done in pursuit of the goal we all share -- to enhance accountability and encourage the flow of fresh ideas in service to our shareholders.

Most importantly, we are executing on an action plan that involves numerous initiatives across our businesses that share several common themes:

Number one, to capitalize on the investment we've made in our key branded assets, especially those under the ESPN and Disney banners.

Number two, to improve the cost structure and value generation in our key operations, including feature animation and the ABC network.

Number three, to consistently infuse all our products with quality and creativity -- from the creation of new product lines and categories at Consumer Products, to great new attractions like A Bug's Land at California Adventure, to the development of great films like Santa Claus 2 and new television series like 8 Simple Rules.

With the assets that are now in place, our transparent and solid balance sheet, our world-class brands which are stronger than ever, our world-class management team that is also stronger than ever, and an action plan that is realistic and born of experience, we anticipate that this year will see a return to the kind of growth that has typified Disney since 1984.

We expect that, as our new trajectory becomes clear in fiscal year 2003, the markets will come to recognize that it is real and Disney will once again move forward, adding to its legacy with a new era of growth.

WINIFRED MARKUS WEBB [Senior Vice President - Investor and Shareholder
Relations]

Let me remind you that certain statements in today's press release and on this conference call may constitute "forward-looking statements" under the securities laws. These statements are subject to a number of risks and uncertainties, and actual results may differ materially from those expressed or implied in light of future decisions by the company and by market, economic, political, competitive, regulatory and technological developments beyond the company's control. For more information about key risk factors, please refer to our filings with the Securities and Exchange Commission.

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